Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								                  Is this the
Series								                  last filing
Number		Series Name					                 For this series?
							   	                    (Y or N)

113 		PACIFIC FINANCIAL FAITH AND VALUES BASED MODERATE GROWTH FUND	       N


* Please refer to the Semi Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Fund.